                                                                    Exhibit 99.2

           INSTRUCTIONS BY BENEFICIAL OWNER TO BROKER OR OTHER NOMINEE

                         BLUE RIDGE REAL ESTATE COMPANY
                                       AND
                             BIG BOULDER CORPORATION
                                 RIGHTS OFFERING

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering (the "Rights Offering") by Blue Ridge Real Estate Company ("Blue Ridge") and Big Boulder Corporation ("Big Boulder") (collectively, the "Company") of non-transferable subscription rights ("Rights") distributed to the holders of record of shares of common stock of the Company as of the close of business on March 23, 2005 (the "Record Date") to subscribe for and purchase shares of the Company's common stock. The Rights are described in detail in the Company's Prospectus dated ______, 2005 (the "Prospectus") which is attached.

      This will instruct you whether to Exercise Rights to purchase shares of the Company's Common Stock with respect to the shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions for Use of Blue Ridge and Big Boulder Subscription Rights Certificates."

Box 1.             [ ]    Please DO NOT EXERCISE RIGHTS for shares of common
                          stock.
Box 2.             [ ]    Please EXERCISE RIGHTS for shares of common stock.

                                NUMBER       SUBSCRIPTION
                               OF RIGHTS        PRICE            PAYMENT
                            --------------   ------------  ---------------------
Basic Subscription Right:   ______________X    $  38.00    = $ (Line 1)
Over-Subscription Right:    ______________X    $  38.00    = $ (Line 2)
                                                           = $ (Sums of Lines 1
Total Payment Required:                                    and 2; must equal
                                                           total of amounts in
                                                           Boxes 3 and 4.)

Box 3.             [ ]    Payment in the following amount is enclosed $ _______.
Box 4.             [ ]    Please deduct payment from the following account
                          maintained by you as follows:

__________________________________          ____________________________________
Type of Account                             Account No.

Amount to be deducted: $ _________

                                            SIGNATURE(S)
                                            Please type or print name(s) below:

                                            ____________________________________

                                            ____________________________________

Date: _________, 2005